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                                                                     EXHIBIT 4.7

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of June 25, 2004, among Grand Valley Acquisition, Inc. (the "NEW SUBSIDIARY"), a subsidiary of WII Components, Inc., a Delaware corporation (the "COMPANY"), the Company, the Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank, N.A., as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of February 18, 2004 providing for the issuance of 10% Senior Notes due 2012 (the "NOTES").

     WHEREAS, the Indenture provides that in the event that the Company acquires or forms additional Subsidiaries after the date of the Indenture, under certain circumstances, the new subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions as set forth therein (the "NOTE GUARANTEE");

     WHEREAS, the Company is required under the Indenture to cause the New Subsidiary to become a Subsidiary Guarantor and to guarantee the Company's obligations under the Notes; and

     WHEREAS, pursuant to Section 4.14 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows.

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The New Subsidiary hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Indenture, including but limited to Article 10 thereof.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the New Subsidiary, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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     4.   NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED HEREBY.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Subsidiary and the Company.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated: June 25, 2004

                                           NEW SUBSIDIARY:

                                           GRAND VALLEY ACQUISITION, INC.


                                           By: /S/ Dale Herbst
                                               ------------------------------
                                               Name:  Dale Herbst
                                               Title: Secretary and Treasurer


                                           COMPANY:

                                           WII COMPONENTS, INC.


                                           By: /S/ Dale Herbst
                                              -------------------------------
                                               Name:  Dale Herbst
                                               Title: Secretary


                                           SUBSIDIARY GUARANTORS:

                                           WOODCRAFT INDUSTRIES, INC.


                                           By: /S/ Dale Herbst
                                              -------------------------------
                                               Name:  Dale Herbst
                                               Title: Chief Financial Officer

                                           PRIMEWOOD, INC.


                                           By: /S/ Dale Herbst
                                              -------------------------------
                                               Name:  Dale Herbst
                                               Title: Chief Financial Officer

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                                           BRENTWOOD ACQUISITION CORP.


                                           By: /S/ Dale Herbst
                                              -------------------------------
                                               Name:  Dale Herbst
                                               Title: Chief Financial Officer


                                           TRUSTEE:

                                           U.S. BANK NATIONAL ASSOCIATION,.


                                           By: /S/ Benjamin J. Krueger
                                              -------------------------------
                                               Name:  Benjamin J. Krueger
                                               Title: Trust Officer

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